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                                   EXHIBIT 3.2

                             R. G. BARRY CORPORATION
       CODE OF REGULATIONS (reflects all amendments through May 27, 2004)

                                    ARTICLE I
                                     OFFICES

      Section 1. The principal office of the Corporation shall be in Pickerington, Ohio.

      Section 2. The Corporation may also have offices at such other places both within and without the State of Ohio as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Ohio, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. The Annual Meetings of shareholders shall be held in accordance with Section 1 of this Article, at which meetings the shareholders shall elect the Board of Directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of shareholders may be called by the Chairman of the Board, the President, the directors by action at a meeting or a majority of the directors acting without a meeting, or by persons who hold shares of Voting Stock (as such term is defined in subparagraph 111(H) of Article SEVENTH of the Articles of Incorporation) representing fifty percent of the vote entitled to be cast by the holders of all then outstanding shares of Voting Stock. Upon the request in writing delivered either in person or by registered mail to the President or Secretary by any persons entitled to call a special meeting of shareholders, such officer shall forthwith cause notice to be given to the shareholders entitled thereto. If such notice is not given within fifteen days after the delivery or mailing of such request, then the persons making such request may call a meeting by giving notice in the manner provided in these Regulations.

      Section 4. Notice. Written notice of either an annual or a special meeting stating the time, place and purposes of the meeting shall be given, either by personal delivery or by mail, not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting. Such notice may be given by or at the direction of the President, any Vice-President or the Secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

      Section 5. Waiver of Notice. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder entitled to such notice. Such written waiver shall be filed with or entered upon the records of the meeting. Any shareholder who attends a meeting without protesting the lack of proper notice thereof, either prior to or at the commencement of such meeting, shall be deemed to have waived notice of such meeting.

      Section 6. Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action which may be authorized or taken at a meeting of shareholders may be authorized or taken without such a meeting with the affirmative vote or a written approval of all the

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shareholders entitled to notice of such meeting. Such written approval shall be filed with or entered upon the records of the Corporation.

      Section 7. Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business. No action required by law, the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of shares of any particular class or of each class, may be authorized or taken by a lesser proportion. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      Section 8. Voting. Except as otherwise provided by law or by the Articles of Incorporation or these Regulations, any issue brought before any meeting of shareholders shall be decided by the vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or by proxy, and entitled to vote at such meeting. Except as otherwise provided in the Articles of Incorporation, each holder of any share of any class or series of Voting Stock of the Corporation represented at a meeting of shareholders shall be entitled to cast, for each share of such class or series of Voting Stock of the Corporation entitled to vote thereat held by such shareholder, such number of votes as shall be authorized by the Articles of Incorporation for each share of such class or series of Voting Stock. Such votes may be cast in person or by proxy appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy shall be a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 9. List of Shareholders Entitled to Vote. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the record date of such meeting, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein.

                                   ARTICLE III
                                    Directors

      Section 1. Number, Election and Authority of Directors. The number of directors will be fixed in accordance with the Articles of Incorporation. Except where the law, the Articles of Incorporation or these Regulations require any action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by the directors. The directors shall be elected at the annual meeting of shareholders and except as provided in the Articles of Incorporation, each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualified, or until his earlier removal from office or death. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called for that purpose. Directors need not be shareholders. Directors may be removed from office in accordance with the provisions of the Articles of Incorporation. For their own government the directors may adopt by-laws not inconsistent with the Articles of Incorporation or these Regulations.

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      Section 2. Meetings of Directors and Notice. Unless otherwise provided in the Articles of Incorporation or these Regulations, and subject to the exceptions, applicable during an emergency as that term is defined in Section 1701.01 of the Ohio Revised Code, for which provision is made in Division (F) of
Section 1701.11 of the Ohio Revised Code, both regular and special meetings of the directors may be called by the Chairman of the Board, the President, any Vice-President, or any two directors. Such meetings may be held at any place within or without the State of Ohio and, may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this Section shall constitute presence at such meeting. Written notice of the time and place of each meeting of the directors shall be given to each director either by personal delivery or by mail, telegram or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

      Section 3. Waiver of Notice. Notice of the time and place of any meeting of directors may be waived in writing, either before or after holding such meeting, by any director entitled to such notice. Such written waiver shall be filed with or entered upon the records of the meeting. The attendance by any director at any meeting of directors, without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting.

      Section 4. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee and one or more committees, each committee to consist of three or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Regulations, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power .or authority to fill vacancies in the Board of Directors or in any committee. An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board. Each committee shall keep regular minutes and report to the Board of Directors when required.

      Section 5. Quorum. Unless otherwise provided in the Articles of Incorporation and subject to the exceptions applicable during an emergency, as that term is defined in Section 1701.01 of the Ohio Revised Code, for which provision is made in Division (F) of Section 1701.11 of the Ohio Revised Code, a majority of the whole authorized number of directors is necessary to constitute a quorum for a meeting of the directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

      Section 6. Actions of Board. Unless otherwise provided by the Articles of Incorporation or these Regulations, any action which may be authorized or taken at any meeting of the Board of Directors, or of any committee thereof, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the members of the Board of Directors or committee, as the case may be, who would be entitled to notice of a meeting of the Board of Directors or committee, as the case may be, held for such purpose, which writing or writings shall be filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. Compensation. The Board of Directors by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

      Section 8. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial or personal interest, shall be void or voidable solely for this reason, or solely because

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the director or officer is present at or participates in the meeting of the
Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith reasonably justified by such facts, authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or
(iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

      Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board (who must be a director), a President, a Secretary and a Treasurer. The board of Directors, in its discretion, may also choose one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Regulations to be acknowledged, executed or verified by two or more officers. The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

      Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of shareholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may be removed with or without cause by the directors without prejudice to the contract rights of such officer. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or these Regulations or the by-laws, if any, shall not be deemed to create contract rights.

      Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, if there be one, by the President, any Vice-President, the Secretary or the Treasurer, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. The Corporation shall not, directly or indirectly, vote any shares issued by it, and such shares shall not be considered as outstanding for the purpose of computing the voting power of the Corporation or of shares of any class.

      Section 4. Chairman of the Board. The Chairman of the Board, if there shall be one, shall preside at all meetings of the directors and of the shareholders. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.

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      Section 5. Chief Executive Officer. The Chief Executive Officer, if there shall be one, shall have, subject to the control of the Board of Directors, general supervision of and management over the business of the Corporation and over its officers and employees and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to his by these Regulations or by the Board of Directors.

      Section 6. President. The President of the Corporation shall have, subject to the control of the Board of Directors and the control of the Chief Executive Officer, if there shall be one, general and active supervision of and management over the business of the Corporation and over its officers and employees and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation any sign and execute documents when so authorized by these Regulations, the Board of Directors, the Chief Executive Officer or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.

      Section 7. Vice-Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be

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satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 10. Assistant Secretaries. Except as may be otherwise provided in these Regulations, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section 11. Assistant Treasurers. Except as may be otherwise provided in these Regulations, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                     SHARES

      Section 1. Form of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number and class of shares owned by him in the Corporation. Every certificate shall state that the Corporation is organized under the laws of Ohio, the name of the person to whom the shares represented by the certificates are issued, the number of shares represented by the certificate, and if the shares are classified, the designation of the class, and the series, if any, of the shares represented by the certificate. There shall also be stated on the face or back of the certificate the express terms, if any, of the shares represented by the certificate and of the other class or classes and series of shares, if any, which the Corporation is authorized to issue, or a summary of such express terms, or that the Corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor, or that a copy of such express terms is attached to and by reference made a part of such certificate and that the Corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor if the copy has become detached from the certificate. In case of any restriction on transferability of shares or reservation of lien thereon, the certificate representing such shares shall set forth on the face or back thereof the statements required by the General Corporation Law of Ohio in order to make such restrictions or reservations effective against a transferee of such shares. No certificate for shares shall be executed or delivered until such shares are fully paid.

      Section 2. Signatures. When a certificate for shares is countersigned, whether by manual or facsimile signature, by an incorporated transfer agent or registrar, the signature of Many officer of the Corporation authorized to sign such a certificate may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation, transfer agent or registrar whose manual or facsimile signature is

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affixed to such a certificate ceases to be such officer, transfer agent or registrar before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

      Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfers. Shares of the Corporation shall be transferable in the manner prescribed by law and by these Regulations. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

      Section 5. Record Date.

      (a) For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases; the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in Clauses (1), (2) and (3) above, shall not be more than sixty days, unless the Articles of Incorporation or these Regulations specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

      (b) If a meeting of the shareholders is called by persons entitled to call the same, or action is taken by shareholders without a meeting, and if the directors fail or refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of Clause (1) or (4) of Paragraph (a) of this Section, then the persons calling such meeting or initiating such other action may fix a record date for such purpose, subject to the limitations set forth in Paragraph (a) of this Section.

      (c) The record date for the purpose of Clause (1) of Paragraph (a) of this Section shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in Paragraph (a) of this Section, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

      (d) The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in Paragraph (a) above, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned.

      (e) If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

      (f) The record date for a change of shares shall be the time when the certificate of amendment or of amended Articles of Incorporation effecting such change is filed in the office of the Secretary of State.

      Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      Section 1. Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

      Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Ohio". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 5. Amendments. Except as otherwise provided by law, the Articles of Incorporation or these Regulations, these Regulations may be adopted, amended or repealed in whole or in part or new Regulations may be adopted by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or any special meeting duly called.